               Section 240.14a-101  Schedule 14A.
          Information required in proxy  statement.
                 Schedule 14A Information
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section
     240.14a-12

              BRISTOL-MYERS SQUIBB COMPANY
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                                     [LOGO]

                                                      March 16, 1998

           NOTICE OF     DEAR FELLOW STOCKHOLDER:
         1998 ANNUAL
         MEETING AND     You are cordially invited to attend the Annual Meeting
     PROXY STATEMENT     of Stockholders of Bristol-Myers Squibb Company at the
TUESDAY, MAY 5, 1998     Hotel duPont, 11th and Market Streets, Wilmington,
        AT 9:45 A.M.     Delaware, on Tuesday, May 5, 1998 at 9:45 a.m.
       HOTEL DU PONT
     11TH AND MARKET     This booklet includes the Notice of Annual Meeting and
             STREETS     the Proxy Statement. The Proxy Statement describes the
          WILMINGTON     business to be transacted at the meeting and provides
            DELAWARE     other information concerning the Company which you
                         should be aware of when you vote your shares.

                         The principal business of the Annual Meeting will be the election of directors, ratification of the appointment of the independent accountants and consideration of one stockholder-proposed resolution.
                         As in prior years, we plan to review the status of the Company's business at the meeting.

                         At last year's Annual Meeting over 86% of the outstanding shares were represented. It is important that your shares be represented whether or not you are personally able to attend. In order to ensure that you will be represented, we ask you to sign, date and return the enclosed proxy card or proxy voting instruction form promptly. Proxy votes are tabulated by an independent agent and reported at the Annual
                         Meeting. The tabulating agent maintains the con-fidentiality of the proxies throughout the voting process, and no information is disclosed to the Company which would identify the vote of any stockholder.

                         Admission to the Annual Meeting will be by ticket only.
                         If you are a registered stockholder planning to attend the meeting, please check the appropriate box on the proxy card and retain the bottom portion of the card as your admission ticket. If your shares are held through an intermediary such as a bank or broker, follow the instructions in the Proxy Statement to obtain a ticket.

                         As is our usual practice, we have provided space on the proxy card for comments from our registered stockholders. We urge you to use it to let us know your feelings about the Company or to bring a particular matter to our attention. If you hold your shares through an intermediary, please feel free to write directly to us.

                         Charles A. Heimbold, Jr.

                         CHARLES A. HEIMBOLD, JR.
                         Chairman and Chief Executive Officer

                                    [LOGO]

                 ---------------------------------------------
                            NOTICE OF ANNUAL MEETING
                                OF STOCKHOLDERS
                 ---------------------------------------------

     Notice is hereby given that the Annual Meeting of Stockholders will be held at the Hotel duPont, 11th and Market Streets, Wilmington, Delaware, on Tuesday, May 5, 1998, at 9:45 a.m. for the following purposes as set forth in the accompanying Proxy Statement:

          to elect directors;

          to ratify the appointment of Price Waterhouse LLP as independent accountants for 1998;

          to consider and vote upon one stockholder-proposed resolution; and

          to transact such other business as may properly come before the meeting or any adjournments thereof.

     Holders of record of the Company's Common and Preferred Stock at the close of business on March 6, 1998 will be entitled to vote at the meeting.

                                           By Order of the Board of Directors


                                           Alice C. Brennan

                                           ALICE C. BRENNAN
                                           Secretary

Dated: March 16, 1998

                             YOUR VOTE IS IMPORTANT

       REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS
       IMPORTANT.

       IF YOU DO NOT ATTEND THE ANNUAL MEETING TO VOTE IN PERSON, YOUR VOTE WILL NOT BE COUNTED UNLESS A SIGNED PROXY REPRESENTING YOUR SHARES IS PRESENTED AT THE MEETING.

       TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, YOU SHOULD MARK, SIGN AND DATE THE ENCLOSED PROXY CARD OR PROXY VOTING INSTRUCTION FORM AND RETURN IT PROMPTLY IN THE ENVELOPE PROVIDED WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE BY BALLOT.

                                     [LOGO]

                         ------------------------------
                                PROXY STATEMENT
                         ------------------------------

                               TABLE OF CONTENTS

                                                                                                            PAGE
                                                                                                            ----
ANNUAL MEETING AND PROXY SOLICITATION INFORMATION........................................................     1
VOTING SECURITIES AND PRINCIPAL HOLDERS..................................................................     2
BOARD OF DIRECTORS.......................................................................................     4
     Meetings of the Board...............................................................................     4
     Compensation of Directors...........................................................................     4
     Certain Business Relationships......................................................................     5
     Committees of the Board.............................................................................     5
     Directors and Nominees..............................................................................     6
COMPENSATION AND BENEFITS................................................................................    11
     Executive Officer Compensation......................................................................    11
        Summary Compensation Table.......................................................................    12
        Option/SAR Grants in the Last Fiscal Year........................................................    13
        Aggregated Option/SAR Exercises in the Last Fiscal Year and Fiscal Year-End Option/SAR Values....    14
        Long-Term Incentive Plan Awards in Last Fiscal Year..............................................    14
     Board Compensation Committee Report on Executive Compensation.......................................    15
        CEO Compensation.................................................................................    17
        Deductibility of Compensation Over $1 Million....................................................    18
     Performance Graph...................................................................................    18
     Pension Benefits....................................................................................    19
     Employment Agreement................................................................................    20
PROPOSALS TO BE VOTED UPON
     Proposal 1 -- Election of Directors.................................................................    20
     Proposal 2 -- Appointment of Independent Accountants................................................    20
     Proposal 3 -- Stockholder Proposal Relating to Annual Election of Directors.........................    20
1999 PROXY PROPOSALS.....................................................................................    21

               ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Stockholders on May 5, 1998.

     This Proxy Statement, a proxy card and the Annual Report of Bristol-Myers Squibb Company, including financial statements for 1997, are being sent to all stockholders of record as of the close of business on March 6, 1998 for delivery beginning March 16, 1998. Although the Annual Report and Proxy Statement are being mailed together, the Annual Report should not be deemed to be part of the Proxy Statement.

     Holders of record of the Company's $0.10 par value Common Stock and $2.00 Convertible Preferred Stock at the close of business on March 6, 1998 will be entitled to vote at the 1998 Annual Meeting. On each matter properly brought before the meeting, stockholders will be entitled to one vote for each share of stock held.

     Attendance at the Annual Meeting will be limited to stockholders as of the record date, their authorized representatives and guests of the Company. Admission will be by ticket only. For registered stockholders, the bottom portion of the proxy card enclosed with the Proxy Statement is their Annual Meeting ticket. Beneficial owners with shares held through an intermediary, such as a bank or broker, should request tickets in writing from Stockholder Services, Bristol-Myers Squibb Company, 345 Park Avenue, New York, New York 10154, and include proof of ownership, such as a bank or brokerage firm account statement or a letter from the broker, trustee, bank or nominee holding their stock, confirming beneficial ownership. Stockholders who do not obtain tickets in advance may obtain them upon verification of ownership at the Registration Desk on the day of the meeting. Admission to the Annual Meeting will be facilitated if tickets are obtained in advance. Tickets may be issued to others at the discretion of the Company.

     Proxies are solicited to give all stockholders who are entitled to vote on the matters that come before the meeting the opportunity to do so whether or not they choose to attend the meeting in person.

     If you are a registered stockholder you may vote by proxy by using the proxy card enclosed with the Proxy Statement. When your proxy card is returned properly signed, the shares represented will be voted according to your directions. You can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. The proposals are identified by number and an identifying title on the proxy card. Please review the voting instructions on the proxy card and read the entire text of the proposals and the positions of the Board of Directors in the Proxy Statement prior to marking your vote. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. That recommendation is shown for each proposal on the proxy card. For the reasons set forth in more detail later in the Proxy Statement, the Board of Directors recommends a vote FOR the election of directors and FOR the ratification of the appointment of Price Waterhouse LLP. The Board of Directors has decided not to take a position FOR or AGAINST the one stockholder-proposed resolution. If you are a stockholder who holds shares through an intermediary, you must provide instructions on voting to your nominee holder.

     The Board of Directors of Bristol-Myers Squibb knows of no other matters which may be brought before the meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.

     A plurality of the votes cast at the meeting is required to elect directors. The affirmative vote of a majority of the shares of stock present in person or by proxy is required for ratification of the appointment of Price Waterhouse LLP ('Price Waterhouse') and for the adoption of the stockholder-proposed resolution.

     In accordance with the laws of the State of Delaware and the Company's Restated Certificate of Incorporation and Bylaws (i) for the election of directors, which requires a plurality of the votes cast, only proxies and ballots indicating votes 'FOR all nominees', 'WITHHELD for all nominees' or specifying that votes be withheld for one or more designated nominees are counted to determine the total number of votes cast; broker non-votes are not counted, and (ii) for the adoption of all other proposals, which are decided by a majority of the shares of the stock of the Company present in person or by proxy and entitled to vote, only proxies and ballots indicating votes 'FOR', 'AGAINST' or 'ABSTAIN' on the proposals or providing the designated proxies with the right to vote in their judgment and discretion on the proposals are counted to determine the number of shares present and entitled to vote; broker non-votes are not counted.

     If you are a registered stockholder and wish to give your proxy to someone other than the Directors' Proxy Committee, you may do so by crossing out the names of all three Proxy Committee members appearing on the proxy card and inserting the name of another person. The signed card must be presented at the meeting by the person you have designated on the proxy card. You may revoke your proxy at any time before it is voted at the meeting by taking one of the following three actions: (i) by giving written notice of the revocation to the Company; (ii) by executing and delivering a proxy with a later date; or (iii) by voting in person at the meeting.

     Tabulation of proxies and the votes cast at the meeting is conducted by an independent agent and certified to by independent inspectors of election. Any information that identifies the stockholder or the particular vote of a stockholder is kept confidential and not disclosed to the Company.

     The expense of preparing, printing and mailing proxy materials to Bristol-Myers Squibb stockholders will be borne by Bristol-Myers Squibb. In addition to solicitations by mail, a number of regular employees of Bristol-Myers Squibb may solicit proxies on behalf of the Board of Directors in person or by telephone. The Company has also retained, on behalf of the Board of Directors, Georgeson & Company Inc., Wall Street Plaza, New York, New York 10005, to aid solicitation by mail, telephone, telegraph and personal interview for a fee of approximately $25,000 which will be paid by the Company. Bristol-Myers Squibb will also reimburse brokerage houses and other nominees for their expenses in forwarding proxy material to beneficial owners of the Company's stock.

                    VOTING SECURITIES AND PRINCIPAL HOLDERS

     At the close of business on March 6, 1998, there were 995,645,397 shares of $0.10 par value Common Stock ('Common Stock'), and 12,680 shares of $2.00 Convertible Preferred Stock ('Preferred Stock') outstanding and entitled to vote.

     The following table sets forth, as of February 6, 1998, beneficial ownership of shares of Common Stock of the Company by each director, each of the named executive officers and all directors and officers as a group.
     Unless otherwise noted, such shares are owned directly or indirectly with sole voting and sole investment power.
     None of the directors or officers owns any Preferred Stock of the Company.

                                                                          OF TOTAL NUMBER OF
                                                                          SHARES BENEFICIALLY
                                 TOTAL NUMBER OF         PERCENT OF     OWNED, SHARES WHICH MAY
                               SHARES BENEFICIALLY      COMMON STOCK      BE ACQUIRED WITHIN
            NAME                    OWNED(a)               OWNED              60 DAYS(b)
----------------------------   -------------------      ------------    -----------------------
R. E. Allen.................           34,523(c)               *(d)               11,000
V. D. Coffman...............              518(c)               *                       0
E. V. Futter................           12,048(c)               *                   9,450
L. V. Gerstner, Jr..........           24,962(c)(e)            *                   7,500
L. H. Glimcher, M.D.........              562(c)               *                       0
C. A. Heimbold, Jr..........        2,677,699(f)               *               2,360,700
J. D. Macomber..............           26,815(c)(g)            *                       0
J. L. McGoldrick............          175,800                  *                 142,500
M. F. Mee...................          129,150(h)               *                  75,000
P. S. Ringrose, Ph.D........           90,087                  *                  31,250
J. D. Robinson III..........           19,915(c)               *                  11,000
A. C. Sigler................           18,315(c)               *                  11,000
L. W. Sullivan, M.D.........            7,059(c)(i)            *                   5,000
K. E. Weg...................          683,660(j)               *                 628,300
All Directors and Officers
  as a Group
  (c)(d)(e)(f)(g)(h)(i)(j)(k)..      5,869,260               0.6%              4,865,437

------------
 (a) Shares beneficially owned includes direct and indirect ownership of shares and deferred equivalent shares, and stock options that are currently exercisable.

 (b) Includes stock options that are currently exercisable plus stock options that are to be exercisable within 60 days.

 (c) Includes amounts credited to directors' accounts in the 1987 Deferred Compensation Plan for Non-Employee Directors as deferred equivalent shares which are valued according to the market value and shareholder return on equivalent shares of Common Stock. Mr. Allen, Mr. Coffman, Ms. Futter, Mr. Gerstner, Dr. Glimcher, Mr. Macomber, Mr. Robinson, Mr. Sigler and Dr. Sullivan hold 22,589, 500, 1,602, 1,315, 562, 1,315, 1,315, 1,315 and 1,859
     such equivalent shares, respectively.

 (d) Asterisk (*) represents less than 1% of stock.

 (e) Includes 2,747 deferred equivalent shares credited to Mr. Gerstner's account in the Squibb Corporation Deferred Plan for Fees of Outside Directors which are valued according to the market value and shareholder return on equivalent shares of Common Stock. Also includes 300 shares held in trust for the benefit of Mr. Gerstner's wife over which neither he nor she exercises voting or investment power.

 (f) Includes 5,868 shares held by members of Mr. Heimbold's family over which he exercises shared voting and investment power and also includes 52,669 shares owned by a family charitable foundation over which he exercises shared voting and investment power. Also includes 9,732 shares held in trust for one of Mr. Heimbold's children over which he has neither voting nor investment power. Also includes 2,360,700 stock options that are currently exercisable.

 (g) Includes 3,300 shares held by members of Mr. Macomber's family over which he exercises shared voting and investment power.

 (h) Includes 50 shares held by one of Mr. Mee's children over which he exercises shared voting and investment power.

 (i) Includes 200 shares owned jointly by Dr. Sullivan and his wife over which he exercises shared voting and investment power.

 (j) Includes 557,300 stock options that are currently exercisable.

 (k) Includes 9,720 shares held jointly by other executive officers and their respective spouses over which the officers exercise shared voting and investment power. Also includes 811 shares owned by or for children of the other executive officers over which the officers exercise shared voting and investment power.

                               BOARD OF DIRECTORS

     The business of the Company is managed under the direction of the Board of Directors. It has responsibility for establishing broad corporate policies and for the overall performance of the Company. It is not, however, involved in operating details on a day-to-day basis. The Board is kept advised of the Company's business through regular written reports and analyses and discussions with the Chairman and other officers of the Company.

MEETINGS OF THE BOARD

     The Board meets on a regularly scheduled basis during the year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. Members of senior management regularly attend Board meetings to report on and discuss their areas of responsibility.

     In 1997, there were eight regular and two special meetings of the Board. Director aggregate attendance at Board and Committee meetings averaged over 95%.

COMPENSATION OF DIRECTORS

     In 1997, the non-employee directors of the Company received an annual cash retainer of $35,000. The Company requires that 25% of the retainer be deferred and credited to a deferred compensation account, the value of which is determined by the value of Bristol-Myers Squibb Company Common Stock, until certain ownership guidelines are attained. Non-employee directors received an additional fee of $2,000 for attending each Board meeting, Board Committee meeting and Annual Meeting of Stockholders. In addition, the Chairmen of the Audit Committee, the Compensation and Management Development Committee and the Committee on Directors and Corporate Governance received an annual fee of $10,000. In 1997, two non-employee directors elected to participate in the 1987 Deferred Compensation Plan for Non-Employee Directors. Under the provisions of the Plan, a non-employee director may elect to defer payment of all or part of the compensation received as a director. Deferred funds may be credited to a 6-month United States Treasury bill equivalent fund, a fund based on the return on the Company's invested cash or a fund based on the return on Bristol-Myers Squibb Company Common Stock or to two or three of the funds. Deferred portions are payable in a lump sum or in not more than ten annual installments. Payments under the Plan commence when a participant ceases to be a director or at a future date previously specified by the director. In addition to the annual cash compensation discussed above, all non-employee directors received an award of 500 deferred share units, the value of which is determined by the value of Bristol-Myers Squibb Company Common Stock. The Company's Retirement Plan for Non-Employee Directors was terminated in 1996. Benefits existing under the Plan were vested as of that time for all directors who had served on the Board as of that date. The Bristol-Myers Squibb Company Non-Employee Directors' Stock Option Plan provides for the automatic grant on the date of the Company's Annual Meeting of an option to purchase 2,000 shares of the Company's Common Stock to each individual who is elected to the Board of Directors at such meeting or who had previously been elected to the Board of Directors for a term extending beyond such Annual Meeting, provided such individual is not also an employee of the Company. The price of the option is the fair market price of the Company's Common Stock on the date the option is granted. Each option becomes exercisable in four equal installments commencing on the earlier of the first anniversary of the date of grant or the date of the next Annual Meeting and continuing similarly for the three years thereafter. The options also become fully exercisable upon retirement from the Board after one year of service following the grant date. In 1997, options for a total of 14,000 shares were granted, consisting of options for 2,000 shares granted to each of seven non-employee directors. The Directors' Charitable Contribution Program is part of the Company's overall program of charitable contributions. The Program is fully funded by life insurance policies purchased by the Company on individual members and retired members of the Board of Directors. In 1997, the Company paid a total of $186,000 in premiums on policies covering twelve directors and retired directors. The policies provide for a $1 million death benefit for each director covered. Upon the death of a director, the Company donates one-half of the $1 million benefit to one or more qualifying charitable organizations designated by the director. The remaining one-half of the benefit is contributed to the Bristol-Myers Squibb Foundation, Inc. for distribution according to the Foundation's program for charitable contributions to medical research, health-related and community service organizations, educational institutions and education-related programs and cultural and civic activities. Individual directors derive no financial benefit from this program since all charitable deductions relating to the contributions accrue solely to the Company.

CERTAIN BUSINESS RELATIONSHIPS

     During 1997, the Company engaged the services of Violy Byorum & Partners Holdings, LLC, of which James D. Robinson III is Chairman. Violy Byorum & Partners Holdings, LLC acted as a financial advisor in connection with the Company's acquisition of Abeefe S.A. in Peru.

COMMITTEES OF THE BOARD

     The Company's Bylaws specifically provide for an Audit Committee and an Executive Committee. The Company's Bylaws also authorize the establishment of additional committees of the Board and, under this authorization, the Board of Directors has established the Committee on Directors and Corporate Governance and the Compensation and Management Development Committee. The Board has appointed individuals from among its members to serve on these four committees. The membership of these four committees, with the exception of the Executive Committee, is composed entirely of non-employee directors. From time to time the Board of Directors establishes special committees to address certain issues. Composition of such committees depends upon the nature of the issue being addressed.

     The duties of the Audit Committee are (a) to recommend to the Board of Directors a firm of independent accountants to perform the examination of the annual financial statements of the Company; (b) to review with the independent accountants and with the Controller the proposed scope of the annual audit, past audit experience, the Company's internal audit program, recently completed internal audits and other matters bearing upon the scope of the audit; (c) to review with the independent accountants and with the Controller significant matters revealed in the course of the audit of the annual financial statements of the Company; (d) to review on a regular basis whether the Company's Standards of Business Conduct and Corporate Policies relating thereto has been communicated by the Company to all key employees of the Company and its subsidiaries throughout the world with a direction that all such key employees certify that they have read, understand and are not aware of any violation of the Standards of Business Conduct; (e) to review with the Controller any suggestions and recommendations of the independent accountants concerning the internal control standards and accounting procedures of the Company; (f) to meet on a regular basis with a representative or representatives of the Internal Audit Department of the Company and to review the Internal Audit Department's Reports of Operations; and (g) to report its activities and actions to the Board at least once each fiscal year.

     The Committee on Directors and Corporate Governance's duties include, among other things, (a) screening and recommending candidates for the Board of Directors of the Company; (b) recommending the term of office for directors; (c) recommending retirement policies for non-employee directors and remuneration for non-employee directors; (d) recommending the desirable ratio of employee directors to non-employee directors; (e) reviewing the format of Board meetings and making recommendations for the improvement of such meetings; (f) recommending the nature and duties of committees of the Board; and (g) considering matters of corporate social responsibility and matters of significance in areas related to corporate public affairs, the Company's employees, stockholders and its customers. The Committee on Directors and Corporate Governance considers stockholder recommendations of nominees for election to the Board of Directors if they are accompanied by a comprehensive written resume of the recommended nominee's business experience and background and a consent in writing signed by the recommended nominee that he or she is desirous of being considered as a nominee and, if nominated and elected, he or she will serve as a director. Stockholders should send their written recommendations of nominees accompanied by the aforesaid documents to the principal executive offices of the Company addressed to the Company, 345 Park Avenue, New York, New York 10154, attention Corporate Secretary.

     The Compensation and Management Development Committee's duties include, among other things, (a) administration of the Company's annual incentives, stock option and long-term incentive plans; (b) adoption and review of major compensation plans; (c) responsibility for the Company's management development programs and procedures; and (d) approval of compensation for corporate officers and certain senior management.

     During calendar year 1997, the committees of the Board held in the aggregate a total of ten meetings; the Audit Committee having met three times, the Compensation and Management Development Committee having met five times and the Committee on Directors and Corporate Governance having met two times. There were no meetings of the Executive Committee in 1997.

DIRECTORS AND NOMINEES

     Following are the nominees and the other directors of the Company who will continue in office beyond the Annual Meeting, with information including their principal occupation and other business affiliations, the year each was first elected as a director, the Board Committee memberships of each, other affiliations and each director's age. After the election of three directors at the meeting, the Company will have ten directors, including the seven directors whose present terms extend beyond the meeting. John D. Macomber, who has been a director of the Company since 1993, will retire from the Board of Directors at the Annual Meeting. Listed first below are nominees for election for the 1998-2001 term followed by the directors in the 1996-1999 term and then the directors in the 1997-2000 term.

                                                   1998-2001 TERM
 -------------------------------------------------------------------------------

 [PHOTO]                                 LOUIS V. GERSTNER, JR.

                                         Chairman and Chief Executive Officer of IBM Corporation since 1993.
                                         Chairman and Chief Executive Officer of RJR Nabisco Holdings Corporation
                                         from 1989 to 1993. Director of the Company since 1989 and a director of
                                         Squibb Corporation from 1986 to 1989. His present term expires at this
                                         Annual Meeting. Mr. Gerstner co-chairs Achieve, an organization created by
                                         United States governors and business leaders to establish high academic standards in our nation's schools. He is a director of the Council on
                                         Foreign Relations, and a member of the Smithsonian Board of Regents and the board of Lincoln Center for the Performing Arts. Board Committees:
                                         Committee on Directors and Corporate Governance and Executive Committee.
                                         Age 56.


[PHOTO]                                  CHARLES A. HEIMBOLD, JR.

                                         Chairman of the Board and Chief Executive Officer of the Company. Mr.
                                         Heimbold was elected Chairman of the Board in 1995, Chief Executive Officer
                                         in 1994 and President in 1992. Mr. Heimbold was Executive Vice President of
                                         the Company from 1989 until 1992. Director of the Company since 1989. His present term expires at this Annual Meeting. He is a director of Mobil
                                         Corporation and a trustee of the American Museum of Natural History. He is a member of The Business Roundtable, The Business Council and the Council
                                         on Foreign Relations. He is the Immediate Past Chairman of the Board of
                                         Directors of the Pharmaceutical Research and Manufacturers of America,
                                         Chairman of the Board of Trustees of Phoenix House and Chairman of the
                                         Board of Overseers of the Law School and Trustee of the University of Penn-
                                         sylvania. He is also a member of the Commonwealth Fund Commission on
                                         Women's Health. Board Committee: Executive Committee. Age 64.

[PHOTO]                                  KENNETH E. WEG

                                         Executive Vice President of the Company since 1995 and President of the
                                         Worldwide Medicines Group since 1997. Mr. Weg was President of the
                                         Pharmaceutical Group from 1993 to 1996 and President of Pharmaceutical
                                         Operations from 1991 to 1993. Director of the Company since 1995. His present term expires at this Annual Meeting. Mr. Weg serves on the Board of
                                         Directors of Fox Chase Cancer Center, the Board of Trustees of the
                                         Foundation of the University of Medicine and Dentistry of New Jersey, the
                                         Board of Trustees of the Princeton Medical Center and the Foundation for
                                         New Jersey Public Broadcasting, Inc. He is also a member of the
                                         Philadelphia Museum of Art Corporate Executive Committee. Age 59.


                                                   1996-1999 TERM
 ------------------------------------------------------------------------------------------------------------------

[PHOTO]                                  VANCE D. COFFMAN

                                         Chief Executive Officer and Vice Chairman since 1997 of Lockheed Martin
                                         Corporation, a high technology aerospace and defense company. Director of the Company since January 1998. His present term expires at the 1999 Annual
                                         Meeting. Board Committee: Committee on Directors and Corporate Governance.
                                         Age 53.


[Photo]                                  ELLEN V. FUTTER

                                         President of the American Museum of Natural History since 1993. President of Barnard College from 1981 to 1993. Director of the Company since 1990.
                                         Her present term expires at the 1999 Annual Meeting. Ms. Futter is a director of J.P. Morgan & Co. Incorporated and of Consolidated Edison,
                                         Inc., as well as a trustee of Consolidated Edison Company of New York, Inc.
                                         and the American Museum of Natural History. She is a member of the Council on Foreign Relations and a Partner of the New York City Partnership, Inc.
                                         Ms. Futter is also a member of the Advisory Board of the Yale School of
                                         Management. Board Committees: Audit Committee and Committee on Directors
                                         and Corporate Governance. Age 48.

[PHOTO]                                  ANDREW C. SIGLER

                                         Chief Executive Officer from 1974 to 1996 and Chairman from 1979 to 1996 of
                                         Champion International Corporation, a paper and wood products company.
                                         Director of the Company since 1984. His present term expires at the 1999
                                         Annual Meeting. Mr. Sigler is a director of AlliedSignal Inc., The Chase
                                         Manhattan Corporation and General Electric Company. He is a member of the
                                         Board of Trustees for Dartmouth College. Board Committees: Compensation and
                                         Management Development Committee (Chairman) and Executive Committee. Age
                                         66.


[PHOTO]                                  LOUIS W. SULLIVAN, M.D.

                                         President of Morehouse School of Medicine from 1981 to 1989 and since 1993.
                                         From 1989 to 1993 Secretary of the United States Department of Health and
                                         Human Services. Director of the Company since 1993. His present term expires at the 1999 Annual Meeting. Dr. Sullivan is a director of 3-M
                                         Corporation, Georgia-Pacific Corporation, General Motors Corporation, CIGNA
                                         Corporation, Household International, Inc., EndoVascular Instruments, Inc.
                                         and Equifax Inc. He is a founder and Chairman of Medical Education for
                                         South African Blacks, Inc., a member of the National Executive Council of the Boy Scouts of America, a member of the Board of Trustees of Little
                                         League of America, Africare and the International Foundation for Education
                                         and Self-Help and a director of the Ethics Resource Center and United Way of America. Board Committees: Audit Committee and Compensation and
                                         Management Development Committee. Age 64.

                                                   1997-2000 TERM
 ------------------------------------------------------------------------------------------------------------------

[PHOTO]                                  ROBERT E. ALLEN

                                         Chairman and Chief Executive Officer from 1988 to 1997 of AT&T Corp., a communications and information services company. Director of the Company since 1986. His present term expires at the 2000 Annual Meeting. Mr. Allen is a director of Pepsico, Inc. and Chrysler Corporation. He is a member of
                                         The Business Council and J.P. Morgan International Council and a trustee of
                                         Mayo Foundation and Wabash College. Board Committees: Committee on
                                         Directors and Corporate Governance (Chairman), Compensation and Management
                                         Development Committee and Executive Committee. Age 63.


[PHOTO]                                  LAURIE H. GLIMCHER, M.D.

                                         Irene Heinz Given Professor of Immunology at the Harvard School of Public
                                         Health and Professor of Medicine at the Harvard Medical School since 1991.
                                         Director of the Company since 1997. Her present term expires at the 2000
                                         Annual Meeting. Dr. Glimcher is a director of Waters Corporation. Board
                                         Committees: Audit Committee and Committee on Directors and Corporate
                                         Governance. Age 46.


[PHOTO]                                  JAMES D. ROBINSON III

                                         Chairman and Chief Executive Officer since 1994 of RRE Investors, LLC, a private venture investment firm, and Chairman of Violy Byorum & Partners
                                         Holdings, LLC, a private firm specializing in financial advisory and investment banking activities in Latin America. He previously served as
                                         Chairman and Chief Executive Officer of American Express Company from 1977 to 1993. Director of the Company since 1976. His present term expires at the 2000 Annual Meeting. Mr. Robinson is a director of The Coca-Cola
                                         Company, Cambridge Technology Partners, First Data Corporation, Union
                                         Pacific Corporation and The Coleman Company. He is Chairman of the Board of
                                         Overseers of Memorial Sloan-Kettering Cancer Center, a member of The
                                         Business Council and the Council on Foreign Relations and an Honorary
                                         Trustee of The Brookings Institution. Board Committees: Audit Committee
                                         (Chairman) and Executive Committee. Age 62.


                           COMPENSATION AND BENEFITS

     The Company's compensation and benefits programs are designed to enable the Company to attract, retain and motivate the best possible employees to operate and manage the Company at all levels.

     In general, all U.S.-based employees, except in some cases those covered by collective bargaining agreements, receive a base salary, participate in an annual incentive plan, a Company-supported savings plan and a Company-funded pension plan and are provided with medical and other welfare benefits coverage. Employees outside of the United States are similarly covered by comprehensive compensation and benefits programs.

     In February of 1995, the Company implemented a global stock option grant known as the TeamShare Stock Option Plan. Under this Plan employees, who met certain service requirements and were not key executives, were eligible for a stock option award giving them each the opportunity to purchase 200 shares of the Company's Common Stock. In 1996, the Company took steps to expand the Plan to include those employees hired after the announcement in 1995, extending TeamShare to a broader group of employees. All TeamShare recipients possess a stronger link with Company stockholders, as they benefit from the stock price appreciation resulting from their efforts to grow and strengthen the business.

     In addition, the Company maintains specific executive compensation programs designed to provide incentives to reward and retain outstanding executives who bear the responsibility for achieving the demanding business objectives necessary to assure the Company's leadership position in the highly complex and competitive industries in which it operates. The executive compensation programs are based upon a pay-for-performance philosophy to provide incentives to achieve both short-term and long-term objectives and to reward exceptional performance, gains in productivity and contributions to the Company's growth and success.

     While performance against financial objectives and relative total stockholder return are the determinants of formula-based incentive payments under the Company's executive compensation program, the successful Bristol-Myers Squibb executive must perform effectively in many areas which are not measured specifically by financial results. Performance is also assessed against standards of business conduct reflecting social values, environmental stewardship and the expectations of the Company's key constituencies, including its employees and stockholders, the consumers of its products, suppliers and customers, the communities it operates in and the countries where it does business. The Bristol-Myers Squibb Company Pledge clearly defines what is expected of every employee in the Company, and the performance of the Company's executives is appraised in this regard.

EXECUTIVE OFFICER COMPENSATION

     The following tables and notes present the compensation provided by the Company to its Chief Executive Officer and the Company's four other most highly compensated executive officers, for services rendered to the Company in 1995, 1996 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG TERM COMPENSATION
                                                           -------------------------------------------
                            ANNUAL COMPENSATION                       AWARDS                 PAYOUTS
                    -----------------------------------    -----------------------------    ---------
                                                 OTHER                                                         ALL
                                                ANNUAL     RESTRICTED      SECURITIES       LONG TERM         OTHER
                                                COMPEN-      STOCK         UNDERLYING       INCENTIVE        COMPEN-
NAME/TITLE            SALARY        BONUS       SATION(1)  AWARDS(2)     OPTIONS/SARS(3)     PAYOUTS         SATION(4)
YEAR                    $             $            $           $                #               $               $
-----------------   ----------    ----------    -------    ----------    ---------------    ----------       -------
C.A. Heimbold, Jr.
  Chairman and Chief
  Executive
  Officer
    1997.........   $1,221,000    $1,581,635      --       $        0         600,000(5)    $1,121,900(6)    $54,935
    1996.........   $1,161,000    $1,161,000      --       $        0         270,000              N/A(7)    $52,245
    1995.........   $1,055,500    $1,303,543      --       $        0       1,070,000(5)    $        0(8)    $47,497
K.E. Weg
  Executive Vice
  President and
  President,
  Worldwide
  Medicines Group
    1997.........   $  680,000    $  513,944      --       $3,813,752         212,000(5)    $  448,760(6)    $30,391
    1996.........   $  587,500    $  461,997      --       $        0         106,000              N/A(7)    $26,432
    1995.........   $  563,785    $  532,991      --       $        0         106,000       $        0(8)    $25,370
M.F. Mee
  Senior Vice
  President and
  Chief Financial
  Officer
    1997.........   $  564,250    $  362,275      --       $        0         120,000(5)    $  280,475(6)    $25,381
    1996.........   $  536,750    $  305,948      --       $        0          60,000              N/A(7)    $24,149
    1995.........   $  507,500    $  357,254      --       $        0          60,000                 (9)    $22,838
J.L. McGoldrick
  Senior Vice
  President, Law
  and Strategic
  Planning and
  General Counsel
    1997.........   $  511,750    $  328,568      --       $        0         120,000(5)    $  280,475(6)    $23,019
    1996.........   $  486,250    $  277,163      --       $        0          60,000                 (9)    $21,658
    1995.........   $  456,154    $  327,337      --       $2,196,094          60,000                 (9)    $ 9,701
P.S. Ringrose, Ph.D.
  President,
  Pharmaceutical
  Research
  Institute(10)
    1997.........   $  519,000    $  315,162      --       $3,771,250         125,000                 (9)    $10,348

------------
 (1) The only type of Other Annual Compensation for each of the named officers was in the form of perquisites, and was less than the level required for reporting.

 (2) Mr. Weg, Mr. McGoldrick and Dr. Ringrose were the only named executives to receive awards in the fiscal years listed. Mr. Mee also has an outstanding award granted when he joined the Company. Regular dividends are paid on these shares. The number and market value of shares of restricted stock held by each of these executives at December 31, 1997 (based upon the closing market value stock price of $94.625) were: Mr. Weg, 40,000 and $3,785,000; Mr. Mee, 53,334 and $5,046,730; Mr. McGoldrick, 75,000 and
     $7,096,875; and Dr. Ringrose, 70,000 and $6,623,750.

 (3) The number of securities underlying options/SARs has been adjusted to reflect the Company's stock split in February 1997.

 (4) Consists of matching contributions to the Savings and Investment Program
     (SIP) and the Benefits Equalization Plan for the SIP as follows: Mr. Heimbold ($7,200 and $47,735); Mr. Weg ($6,585 and $23,806); Mr. Mee
     ($7,200 and $18,181); Mr. McGoldrick ($6,585 and $16,434); and Dr. Ringrose
     ($7,200 and $3,148).

 (5) Performance-based exercise price thresholds must be attained for portions of this award to become exercisable.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

 (6) Long-Term Performance Award granted in 1995 and earned over the three-year performance period from 1995 through 1997. The payout, which was based on the achievement of three-year compounded annual earnings per share, sales and cash flow growth objectives along with a total shareholder return multiplier. This award was paid at 112.19% of target.

 (7) There was no award which had a performance cycle which ended in 1996 so there was no pay-out to be made.

 (8) Long-Term Performance Award granted in 1992 covering the four-year performance period from 1992 through 1995. Since the threshold for payments under the award was not met, there were no payouts.

 (9) These awards were granted prior to the named executives joining the Company.

(10) Dr. Ringrose joined the Company in January 1997.

                   OPTION/SAR GRANTS IN THE LAST FISCAL YEAR

                                                        INDIVIDUAL GRANTS
                                ------------------------------------------------------------------
                                 NUMBER OF
                                 SECURITIES       % OF TOTAL
                                 UNDERLYING      OPTIONS/SARS      EXERCISE                             GRANT DATE
                                OPTIONS/SARS      GRANTED TO       OR BASE                                PRESENT
                                 GRANTED(1)      EMPLOYEES IN      PRICE(2)                              VALUE(3)
             NAME                    #            FISCAL YEAR       ($/SH)       EXPIRATION DATE             $
------------------------------  ------------   -----------------   --------    -------------------    ---------------
C.A. Heimbold, Jr. ...........      600,000(4)           5.2%      $57.7188       January 12, 2007    $     5,328,221
K.E. Weg......................      212,000(4)           1.8%      $57.7188       January 12, 2007    $     1,882,638
M.F. Mee......................      120,000(4)           1.0%      $57.7188       January 12, 2007    $     1,065,644
J.L. McGoldrick...............      120,000(4)           1.0%      $57.7188       January 12, 2007    $     1,065,644
P.S. Ringrose, Ph.D...........       80,000(5)           0.7%      $53.8750        January 1, 2007    $       840,019
                                     45,000              0.4%      $67.3125          March 3, 2007    $       596,394
All Stockholders(6)...........                                                                        $11,226,885,606
All Optionees(7)..............   11,640,175            100.0%      $65.7655    Various Dates, 2007    $   149,200,224
All Optionees Grant Date Present Value as a Percent of All Stockholder Value......................              1.33%

------------
(1) Individual grants become exercisable in installments of 25% per year on each of the first through the fourth anniversaries of the grant date. At age 60, all outstanding option grants fully vest. As consideration for the option grant, an employee must remain in the employment of the Company for one year from the date of grant. No SARs were granted in 1997. Under the TeamShare Stock Option Plan, individual grants become fully vested three years after the date of the grant.

(2) All options were made at 100% of Fair Market Value as of the date of the grant.

(3) In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company does not believe that the Black-Scholes model, or any other model, can accurately determine the value of an option. Accordingly, there is no assurance that the value realized by an executive, if any, will be at or near the value estimated by the Black-Scholes model. Future compensation resulting from option grants is based solely on the performance of the Company's stock price. The Black-Scholes Ratio of 0.1949 was determined using the following assumptions: a volatility of 0.1934, an historic average dividend yield of 4.34%, a risk free interest rate of 6.50% and a 7-year option term.

(4) In addition to the time vesting criteria stated above, the majority of these awards have price thresholds which must be attained for these awards to become exercisable. 25% of the award requires a 30% increase in the stock price to $75.0344; 25% requires a 50% increase in the stock price to $86.5781; and 25% requires a 70% increase in the stock price to $98.1219. These price levels must be met for 15 consecutive trading days. In the ninth and tenth years of the award term the awards become fully exercisable. The Black-Scholes Values of these awards have been adjusted to recognize these thresholds.

                                              (footnotes continued on next page)

(footnotes continued from previous page)

(5) An award was granted when Dr. Ringrose joined the Company.

(6) The 'Grant Date Present Value' shown is the incremental gain to all stockholders as a group which would result from the application of the same assumptions to all shares outstanding on January 13, 1997, as was used to estimate the 'Grant Date Present Value' of options listed above.

(7) Information based on all stock option grants made to employees in 1997, including TeamShare grants. Exercise price shown is the weighted average of all grants. Actual exercise prices ranged from $53.875 to $95.3438, reflecting the Fair Market Value of the stock on the date of the option grants.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                    AND FISCAL YEAR-END OPTION/SAR VALUES(1)

                                                                    NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                                                   UNDERLYING UNEXERCISED           'IN THE MONEY'(3)
                            SHARES                                     OPTIONS/SARS AT               OPTIONS/SARS AT
                           ACQUIRED                 ANNUALIZED         FISCAL YEAR-END               FISCAL YEAR-END
                              ON         VALUE        VALUE                   #                             $
                           EXERCISE    REALIZED     REALIZED(2)  ---------------------------   ----------------------------
          NAME                #            $            $        EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
-------------------------  --------   -----------   ----------   -----------   -------------   ------------   -------------
C.A. Heimbold, Jr. ......  592,300    $25,286,763   $5,155,975    1,910,700       600,000(4)   $117,482,166    $21,956,220(4)
K.E. Weg.................   73,002    $ 4,315,665   $  464,263      504,300       375,750(4)   $ 33,672,247    $17,283,708(4)
M.F. Mee.................   97,500    $ 5,190,583   $1,672,186       15,000       217,500(4)   $    760,313    $10,083,275(4)
J.L. McGoldrick..........        0    $         0   $        0       75,000       225,000(4)   $  4,610,625    $10,522,494(4)
P.S. Ringrose, Ph.D. ....        0    $         0   $        0            0       125,000      $          0    $ 4,450,000

------------
(1) All options were granted at 100% of Fair Market Value. Optionees may satisfy the exercise price by submitting currently owned shares and/or cash. Income tax withholding obligations may be satisfied by electing to have the Company withhold shares otherwise issuable under the option with a Fair Market Value equal to such obligations. All share amounts reflect the two-for-one stock split effective February 1997.

(2) Annualized column shows the total gain realized from option exercises spread ratably over the period between the grant date and the exercise date.

(3) Calculated based upon the December 31, 1997 Fair Market Value share price of $94.31250 less the share price to be paid upon exercise.

(4) For Messrs. Heimbold, Weg, Mee and McGoldrick, the number and value of 'Unexercisable' stock options include the year-end value of stock options which have price thresholds for exercisability above the exercise price. They may exercise these options and potentially realize the portion of the listed value relating to these stock options once those price thresholds are attained.

              LONG-TERM INCENTIVE PLAN AWARDS IN LAST FISCAL YEAR

                                                                                        ESTIMATED FUTURE PAYOUTS UNDER
                                    NUMBER OF                OTHER PERIOD                NON-STOCK PRICE-BASED PLAN(1)
                                  SHARES, UNITS            UNTIL MATURATION           -----------------------------------
                                 OR OTHER RIGHTS               OR PAYOUT              THRESHOLD     TARGET      MAXIMUM
                                 ---------------   ---------------------------------  ---------   ----------   ----------
C.A. Heimbold, Jr. ............      1,000,000     Three-Year Period Ending in 1999   $200,000    $1,000,000   $2,200,000
K.E. Weg.......................        500,000     Three-Year Period Ending in 1999   $100,000    $  500,000   $1,100,000
M.F. Mee.......................        250,000     Three-Year Period Ending in 1999   $ 50,000    $  250,000   $  550,000
J.L. McGoldrick................        250,000     Three-Year Period Ending in 1999   $ 50,000    $  250,000   $  550,000
P.S. Ringrose, Ph.D. ..........        250,000     Three-Year Period Ending in 1999   $ 50,000    $  250,000   $  550,000

------------
(1) Payouts under the Plan will be based on the Company's total shareholder return versus peer group companies over the three-year period. The target award will be paid if total shareholder return is at the median of the peer group. A ranking in the bottom two companies of this group will result in no payout. Performance which leads the entire group will result in the maximum payout.

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     As was earlier described in the section on Committees of the Board (pp. 5 and 6), the Compensation and Management Development Committee is responsible for administering the compensation program for executive officers of the Company. The Committee is composed exclusively of 'non-employee directors' as defined by the Securities and Exchange Commission rules. The members of the Committee are neither employees or former employees of the Company nor are they eligible to participate in any of the Company's executive compensation programs. Additionally, they meet the definition of 'outside director' for purposes of administering compensation programs to meet the tax deductibility criteria included in Section 162(m) of the Internal Revenue Code.

     The Company's executive compensation program is based upon a pay-for-performance philosophy. Under the Company's program an executive's compensation consists of three components: base salary, an annual incentive (bonus) payment, and long-term incentives (which may include cash-based awards, stock-based awards and/or stock options).

     The Company's executive compensation program is designed to provide overall compensation, when targeted levels of performance are achieved, which is above the median of pay practices of a peer group of eleven large and high performing industry competitors. The corporations making up the peer companies group are Abbott Laboratories, American Home Products Corporation, The Gillette Company, Johnson & Johnson, Eli Lilly and Company, Merck & Co., Inc., Pharmacia-Upjohn, Inc., Pfizer, Inc., The Procter & Gamble Company, Schering-Plough Corporation and Warner-Lambert Company. Rhone-Poulenc Rorer, Inc. was included in this group prior to its acquisition by Rhone-Poulenc, S.A. Compared to the peer companies group, Bristol-Myers Squibb ranked fourth largest as measured by sales, fourth in operating earnings, fourth in market capitalization and has historically performed strongly versus competitors and the broader array of companies represented in the Fortune 500 and S&P 500 based on return on equity, net earnings as a percent of sales and earnings per share growth over the five-year period. The Company is the second highest among the peer group in total dividends paid.

     At the time the Committee makes executive compensation decisions, the Committee reviews individual performance and Company performance versus that of the peer companies group. When 1997 compensation decisions were made, the Committee reviewed the return on equity, net earnings as a percent of sales, sales growth and net earnings per share growth over the prior five years. For this period, after adjusting for nonrecurring and unusual items for both Bristol-Myers Squibb and the peer companies group, the Company was a leader in the measures of return on equity and net earnings as a percent of sales in comparison to both the peer companies group and exceeded the levels of companies represented in the Fortune 500 (the performance of this index approximating the performance of the S&P 500). Additionally, in making its compensation decisions, the Committee reviewed data concerning the levels of executive pay among the peer companies group and other high performing and similarly sized companies for comparison purposes. This data included analyses provided by independent compensation consultants.

     The executive compensation program is designed to provide value to the executive based on the extent individual performance, Company performance versus budgeted earnings targets, Company longer term financial performance and total return to shareholders (including share price appreciation and reinvested dividends) meet, exceed or fall short of expectations. Under this program design, only when expectations are exceeded can incentive payments exceed target levels.

     BASE SALARY -- An executive's base salary is determined by an assessment of her/his sustained performance against her/his individual job responsibilities including, where appropriate, the impact of such performance on the business results of the Company, current salary in relation to the salary range designated for the job, experience and mastery, and potential for advancement.

     ANNUAL INCENTIVES -- Payments under the Company's annual incentive plan, the Performance Incentive Plan, are tied to the Company's level of achievement of annual operating pretax earnings targets, establishing a direct link between executive pay and Company profitability. Annual operating pretax earnings targets for the overall Company and each operating group are based upon the earnings budget for the Company as reviewed by the Board of Directors. An individual executive's annual incentive opportunity is a percentage of her/his salary determined by the executive's job level. Actual annual incentive payments are determined by applying a formula based on operating pretax earnings performance to each individual's annual incentive opportunity. Applying this formula results in payments at the targeted incentive opportunity level when budgeted earnings are achieved and payments below the targeted level when earnings are below those set by the budget. The formula provides for payments above the targeted level only when actual earnings exceed budgeted levels of operating pretax earnings. Additionally, in 1997, senior company executive's annual bonuses were subject to a factor which provided increased, or decreased, incentive payments based upon the Company's total shareholder return (share price appreciation plus dividends) relative to peer group companies.

     For 1997 awards, operating pretax earnings budgets were established at a level which the Board felt reflected the aggressive expectations management had for the performance of the business. As a whole, the Company slightly exceeded these goals, resulting in annual incentive payouts slightly above target levels. Additionally, total shareholder return ranked third among the peer group companies. This provided for increased payout levels.

     LONG-TERM INCENTIVES -- The Company's long-term incentives are in the form of stock option awards and long-term performance awards. The objective of these awards is to advance the longer-term interests of the Company and its stockholders and complement incentives tied to annual performance. These awards provide rewards to executives based upon the creation of incremental stockholder value and the attainment of long-term financial goals. Stock options only produce value to executives if the price of the Company's stock appreciates, thereby directly linking the interests of executives with those of stockholders. The number of stock options granted is based on the grade level of an executive's position and the executive's performance in the prior year and the executive's potential for continued sustained contributions to the Company's success. The size of previous option grants and the number of options currently held by an executive are not taken into account in determining the number of options granted. The executive's right to the stock options vests over a four-year period and each option is exercisable, but only to the extent it has vested, over a ten-year period following its grant. In order to preserve the linkage between the interests of executives and those of stockholders, executives are expected to utilize the shares obtained on the exercise of their stock options, after satisfying the cost of exercise and taxes, to establish a significant level of direct ownership. The Company has established share ownership expectations for its executives to meet through the exercise of stock option awards.

     Stock option awards granted to senior executives in 1997 carried aggressive performance thresholds for exercisability. In addition to time vesting requirements, the following exercisability criteria were established. One-quarter of the shares granted require a 30% price appreciation for exercisability, an additional one-quarter require a 50% price increase for exercisability and an additional one-quarter require a 70% price increase for exercisability. The remaining one-quarter have no price appreciation requirement. To maintain favorable accounting treatment, these criteria do not apply after the eighth year of the award term. The number of shares covered by these awards was adjusted to reflect these additional exercisability criteria.

     For the Long-Term Plan payment shown in the Summary Compensation Table on page 12, the award paid at the end of 1997 covered the 1995 through 1997 performance period. During this time period, the Company exceeded its earnings per share and sales targets under the Plan while falling short of its cash flow objectives. Additionally, the Company ranked fourth in total shareholder return over this time period, which provided for an increased payout. The composite performance on these factors resulted in a payout at 112.19% of target.

     For the four-year period ending in 1995, performance fell short of the earnings per share performance threshold required for payment, and no payment was made in relation to this award. There was not an award which would have been payable at the end of 1996, so no payments were made.

     The Committee annually reviews the composition of the long-term compensation package to ensure that the use of stock options combined with Long-Term Performance Awards provides an appropriate incentive package. Based upon reviews conducted in 1997, the Committee continues to believe that this program design is consistent with competitive practice and provides a direct link with the creation of shareholder value. Payouts under the Plan for the 1997 to 1999 performance cycle will be based on total stockholder returns (share price appreciation plus reinvested dividends) versus peer group companies over the three-year performance period. Utilizing this measure as the sole basis for these payouts under these awards is intended to more closely align the Company's compensation programs with achieving competitively superior total shareholder return.

CEO COMPENSATION

     The compensation for Mr. Heimbold results from his participation in the same compensation program as the other executives of the Company. His 1997 compensation was set by the Committee, applying the principles outlined above in the same manner as they were applied to the other executives of the Company.

     The majority of Mr. Heimbold's compensation is incentive based. For 1997, only 14% of his total compensation was in the form of base salary. His annual cash incentive was also 18% of his total compensation. The largest portion, 68% of the total, was comprised of long-term incentives.

     Mr. Heimbold's cash compensation increase reflects the level of responsibilities he holds as Chairman of the Board and Chief Executive Officer, and his compensation versus the peer companies group. Mr. Heimbold's annual bonus, as was discussed previously, is based upon the degree to which the overall Company achieves its pretax earnings budget along with the Company's ranking versus its peers on total shareholder return. For 1997, the Company's overall performance resulted in a bonus payout to Mr. Heimbold equal to 112.64% of his targeted award.

     Mr. Heimbold participates in the Company's long-term performance award plan. Payouts under this plan for the 1997 to 1999 performance cycle are focused upon providing additional incentive to produce stockholder returns which exceed those of the peer companies group. As discussed above, total stockholder return ranking is the measure used in Mr. Heimbold's long-term award, as was done for all plan participants.

     Effective January 13, 1997, Mr. Heimbold received a stock option award of 300,000 shares (600,000 shares on an after-split basis). As detailed above and in the stock option grant table, the majority of this award carries price threshold targets for exercisability in addition to time vesting requirements. The Committee felt that this award appropriately recognized Mr. Heimbold's leadership and contributions to the on-going strength and success of the Company while providing a significant incentive to create incremental shareholder value.

     The Committee believes that the program it has adopted, with its emphasis on long-term compensation, serves to focus the efforts of the Company's executives on the attainment of a sustained high rate of Company growth and profitability for the benefit of the Company and its stockholders.

Deductibility of Compensation Over $1 Million

     In 1993, the Omnibus Budget Reconciliation Act of 1993 (the 'Act') was enacted. The Act includes potential limitations on the deductibility of compensation in excess of $1 million paid to the Company's five highest paid officers beginning in 1995. Based on the regulations issued by the Internal Revenue Service to implement the Act, the Company has taken the necessary actions to ensure the deductibility of payments under the annual incentive plan and long-term awards plans. The Company will continue to take the necessary actions to maintain the deductibility of payments under both plans.

Compensation and Management Development Committee

                              Andrew C. Sigler, Chairman
                              Robert E. Allen
                              John D. Macomber
                              Louis W. Sullivan, M.D.

PERFORMANCE GRAPH

     The following graph compares the performance of the Company for the periods indicated with the performance of the Standard & Poor's 500 Stock Index (S&P
500) and the average performance of a group consisting of the Company's peer corporations on a line-of-business basis. As previously noted, the corporations making up the peer companies group are Abbott Laboratories, American Home Products Corporation, The Gillette Company, Johnson & Johnson, Eli Lilly and Company, Merck & Co., Inc., Pharmacia-Upjohn, Inc., Pfizer, Inc., The Procter & Gamble Company, Schering-Plough Corporation and Warner-Lambert Company. Total Return indices reflect reinvested dividends and are weighted using beginning-period market capitalization for each of the reported time periods. This peer companies group is the group used by the Company for comparisons in measuring Company performance for compensation purposes. This group is consistent with the group used in the 1997 Proxy Statement with the exception of the deletion of Rhone-Poulenc Rorer, which is no longer a publicly traded company due to its acquisition by Rhone-Poulenc, S.A.

                  COMPARISON OF 5-YEAR CUMULATIVE TOTAL RETURN


                                  [PERFORMANCE GRAPH]

<Caption
                                           PEER COMPANY
                      BRISTOL MYERS SQUIBB     GROUP     S&P 500
            1992              100               100        100
            1993               91               110         97
            1994               96               112        112
            1995              147               174        153
            1996              195               222        189
            1997              344               329        252

     Assumes $100 invested on 12/31/92 in Bristol-Myers Squibb Common Stock, S&P 500 Index and Peer Companies Group Index. Values are as of December 31 of specified year assuming that dividends are reinvested.

PENSION BENEFITS

     The following table sets forth the aggregate annual benefit payable upon retirement at normal retirement age for each level of remuneration specified at the listed years of service.

                               PENSION PLAN TABLE

                                              YEARS OF SERVICE
                      ----------------------------------------------------------------
REMUNERATION             15           20            25            30            35
-------------------   --------    ----------    ----------    ----------    ----------
$  500,000.........    150,000       200,000       250,000       300,000       350,000
 1,000,000.........    300,000       400,000       500,000       600,000       700,000
 1,500,000.........    450,000       600,000       750,000       900,000     1,050,000
 2,000,000.........    600,000       800,000     1,000,000     1,200,000     1,400,000
 2,500,000.........    750,000     1,000,000     1,250,000     1,500,000     1,750,000
 3,000,000.........    900,000     1,200,000     1,500,000     1,800,000     2,100,000
 3,500,000.........   1,050,000    1,400,000     1,750,000     2,100,000     2,450,000
 4,000,000.........   1,200,000    1,600,000     2,000,000     2,400,000     2,800,000
 4,500,000.........   1,350,000    1,800,000     2,250,000     2,700,000     3,150,000
 5,000,000.........   1,500,000    2,000,000     2,500,000     3,000,000     3,500,000

     Pension benefits are determined by final average annual compensation where annual compensation is the sum of the amounts shown in the columns labeled 'Salary' and 'Bonus' in the Summary Compensation Table. Benefit amounts shown are straight-life annuities before the deduction for Social Security benefits. The executive officers named in the Summary Compensation Table have the following years of credited service for pension plan purposes: C.A. Heimbold, Jr. -- 34 years; K.E. Weg -- 29 years; M.F. Mee -- 4 years; J.L. McGoldrick -- 3 years; and P.S. Ringrose -- 1 year.

EMPLOYMENT AGREEMENT

     During Mr. Heimbold's tenure as Chief Executive Officer, his leadership has significantly contributed to the Company's success. This has been reflected in a substantial increase in the value of the Company during his tenure, up roughly $70 billion as of year end 1997. In light of this, and to ensure continuity of leadership, in March 1998, Mr. Heimbold entered into an agreement with the Company pursuant to which he will serve as Chairman and Chief Executive Officer until December 31, 2001, or such earlier date as the Board of Directors may appoint his successor. During this period, his base salary will not be less than his salary in 1998 and he will receive an annual bonus as determined by the Board but not less than a target of 170% of salary. He was also granted a Restricted Stock Award covering 150,000 shares which vests on his retirement.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     Three directors are to be elected at the meeting for three-year terms ending at the 2001 Annual Meeting. Louis V. Gerstner, Jr., Charles A. Heimbold, Jr. and Kenneth E. Weg have been nominated by the Board of Directors for election at this Annual Meeting. Louis V. Gerstner, Jr., Charles A. Heimbold, Jr. and Kenneth E. Weg are presently directors of the Company. The accompanying proxy will be voted for the Board of Directors' nominees, except where authority to so vote is withheld. Should any nominee be unable to serve, the proxy will be voted for such person as shall be designated by the Board of Directors.

              PROPOSAL 2 -- APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors of Bristol-Myers Squibb has appointed Price Waterhouse as independent accountants for the year 1998, subject to ratification by the stockholders. The Audit Committee recommended Price Waterhouse to the full Board of Directors. Price Waterhouse, because of its high standing in its field, is considered to be eminently qualified to perform this important function. A representative of Price Waterhouse is expected to be present at the Annual Meeting and will have the opportunity to make a statement if desired, and such representative is expected to be available to respond to appropriate questions.

     The Board of Directors recommends a vote FOR the ratification of the appointment of Price Waterhouse.

     In the event the stockholders fail to ratify the appointment, it will be considered as a direction to the Board of Directors to select another independent accounting firm. It is understood that even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the year if the Board of Directors feels that such a change would be in the best interests of the Company and its stockholders.

                       PROPOSAL 3 -- STOCKHOLDER PROPOSAL
                    RELATING TO ANNUAL ELECTION OF DIRECTORS

     Mrs. Evelyn Y. Davis, Watergate Office Building, 2600 Virginia Avenue, N.W., Suite 215, Washington, D.C. 20037, who holds of record 240 shares of Common Stock, has informed the Company that she intends to present to the meeting the following resolution:

     RESOLVED: 'That the shareholders of Bristol-Myers Squibb recommend that the Board of Directors take the necessary steps to reinstate the election of directors ANNUALLY, instead of the stagger system which was recently adopted.'

     REASONS: 'Until recently, directors of Bristol-Myers Squibb were elected annually by all shareholders.'

     'The great majority of New York Stock Exchange listed corporations elect all their directors each year.'

     'This insures that ALL directors will be more accountable to ALL shareholders each year and to a certain extent prevents the self-perpetuation of the Board.'

     'Last year the owners of 51.4% of shares voting, voted FOR this proposal.'

     'If you AGREE, please mark your proxy FOR this resolution.'

BOARD OF DIRECTORS' POSITION

     In 1984, the stockholders of the Company decided, by a vote at the Annual Meeting, to divide the Board of Directors into three classes with the number of directors in each class being as nearly equal as possible. Each director serves a three-year term and directors for one of the three classes are elected each year. Similar procedures for this staggered election approach have been adopted by many major corporations and, in fact, more than half of the other Fortune 500 companies provide for the election of their directors in this manner.

     The staggered election of directors is intended to provide continuity of experienced directors on the Board and prevent a precipitous change in the composition of the Board. With staggered elections, at least two annual stockholder meetings would be required to effect a change in control of the Board of Directors. One benefit derived from that situation is an enhancement of management's ability to negotiate in the best interest of all the stockholders with a person seeking to gain control of the corporation. A further benefit is the assurance of continuity and stability in the management of the business and affairs of the Company since a majority of the directors will always have prior experience as directors of the Company.

     Elimination of the classified board, by virtue of the Certificate of Incorporation, would require stockholder approval of a management proposal to amend the Certificate to elect directors on an annual basis. Passage would require that 75% of the shares outstanding be voted in favor of the resolution.

     For twelve straight years, the same stockholder has proposed this resolution to return to the annual election of directors. Until last year, the stockholders defeated this resolution in each of those years with between 84.5% and 57% of the votes cast voting to defeat it. Last year the resolution received 51.4% of the votes cast, but only 38% of the shares outstanding, far short of the 75% affirmative vote required. This vote was advisory in nature.

     In view of last year's stockholder vote, and recognizing that there can be reasoned differences of view on the subject, the Board has decided not to take a position for or against the stockholder resolution this year so it can better assess stockholder interest in this issue.

     Accordingly, the Board of Directors is not recommending a vote FOR or AGAINST the proposed resolution.

                              1999 PROXY PROPOSALS

     Stockholder proposals relating to the Company's 1999 Annual Meeting of Stockholders must be received by the Company at its principal executive offices, 345 Park Avenue, New York, New York 10154, attention Corporate Secretary, no later than November 16, 1998.

                             YOUR VOTE IS IMPORTANT
                    PLEASE SIGN, DATE AND RETURN YOUR PROXY

                                   [LOGO]



                      ['RECYCLED' LOGO] Printed on recycled paper

                                APPENDIX 1
                          NOTICE OF SAVINGS CARD


                                  [LOGO]

        BRISTOL-MYERS SQUIBB COMPANY SAVINGS AND INVESTMENT PROGRAM BRISTOL-MYERS SQUIBB COMPANY EMPLOYEE INCENTIVE THRIFT PLAN BRISTOL-MYERS SQUIBB PUERTO RICO, INC. SAVINGS AND INVESTMENT PROGRAM

--------------------------------------------------------------------------------

The enclosed Notice of 1998 Annual Meeting and Proxy Statement is being provided to you as a participant in the Bristol-Myers Squibb Company Savings and Investment Program, the Bristol-Myers Squibb Company Employee Incentive Thrift Plan or the Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program pursuant to regulations of the Securities and Exchange Commission.

These regulations are designed to provide you with current information regarding Bristol-Myers Squibb Company and Bristol-Myers Squibb Company Common Stock which represents the investment of the Company Stock-based fund in the Bristol-Myers Squibb Company Savings and Investment Program, the Bristol-Myers Squibb Company Employee Incentive Thrift Plan and the Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program.

If you are the owner of record of Bristol-Myers Squibb shares outside the Plans, a copy of the 1997 Annual Report has already been sent to you as a registered owner; otherwise a copy of the 1997 Annual Report is enclosed.

Participants who had funds invested in one of the Company Stock-based funds on the record date for the 1998 Annual Meeting additionally receive the opportunity to instruct the Trustee of the Bristol-Myers Squibb Company Savings and Investment Program, the Bristol-Myers Squibb Company Employee Incentive Thrift Plan or the Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program how to vote the Common Stock attributable to their accounts at the 1998 Annual Meeting of Stockholders.

Since you did not have any funds invested in the Company's Stock-based funds of any of these Plans on the record date for the 1998 Annual Meeting, NO ACTION IS REQUIRED ON YOUR PART.

PLEASE HELP US

We attempt to eliminate all duplicate mailings to the extent permitted under applicable laws and regulations. If you receive duplicate mailings of any of the enclosed materials using different versions of your name and/or address, please send us copies of all the address imprints for all the materials you received and indicate the preferred name and/or address you want us to use for all the mailings.

We will eliminate duplicate mailings where possible. Mail copies of address imprints to Stockholder Services, Third Floor, Bristol-Myers Squibb Company, 345 Park Avenue, New York, New York 10154.

                                   APPENDIX 2
                                  NOMINEE CARD



PROXY                                                 [LOGO]

--------------------------------------------------------------------------------

                   ANNUAL MEETING OF STOCKHOLDERS MAY 5, 1998

     The undersigned hereby appoints C.A. HEIMBOLD, JR., E.V. FUTTER and J.D. MACOMBER, and each of them, proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein, at the Annual Meeting of Stockholders of the Company to be held at the Hotel duPont, 11th and Market Streets, Wilmington, Delaware, on May 5, 1998 at 9:45 A.M., and at any adjournments thereof upon matters set forth in the Proxy Statement and, in their judgment and discretion, upon such other business as may properly come before the meeting.

--------------------------------------------------------------------------------
PLEASE INDICATE ON THE REVERSE SIDE OF THIS CARD HOW YOUR STOCK IS TO BE VOTED.
   IF NO CHOICE IS SPECIFIED, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2
                        AND ABSTAIN ON PROPOSAL 3.
--------------------------------------------------------------------------------

          PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT PROMPTLY

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

[X] Please mark
    your votes as
    indicated in
    this example

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

                       FOR  WITHHELD
                       ALL   FOR ALL                       FOR  AGAINST  ABSTAIN

1. Election of         [ ]     [ ]     2. Appointment of   [ ]    [ ]      [ ]
   Directors                              Accountants
   L.V. GERSTNER, Jr.,
   C.A. HEIMBOLD, Jr.
   and K.E. WEG

WITHHELD FOR the following nominee(s)
only (write name(s) below):

_______________________________________

               THE BOARD OF DIRECTORS IS NOT RECOMMENDING A VOTE
                       "FOR" OR "AGAINST" PROPOSAL 3.

                                       FOR  AGAINST  ABSTAIN
                  3. Annual Election   [ ]    [ ]      [ ]
                    of Directors



PLEASE SIGN HERE exactly as your name(s) appear(s) to the left

Signature_____________________________________________________________________

Signature_____________________________________________________________________

Dated_________________________________________________________________________

When signing as attorney, executor, administrator, trustee or guardian, please give full title. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                   APPENDIX 3
                             VOTING INSTRUCTION CARD




                                     [LOGO]

                           PROXY VOTING INSTRUCTIONS

          BRISTOL-MYERS SQUIBB COMPANY SAVINGS AND INVESTMENT PROGRAM BRISTOL-MYERS SQUIBB COMPANY EMPLOYEE INCENTIVE THRIFT PLAN
     BRISTOL-MYERS SQUIBB PUERTO RICO, INC. SAVINGS AND INVESTMENT PROGRAM

To Trustee:

The undersigned hereby directs the Trustee to vote, in person or by proxy, at the Annual Meeting of Stockholders of Bristol-Myers Squibb Company to be held on May 5, 1998 or any adjournments thereof, all full and fractional shares of Common Stock of Bristol-Myers Squibb Company credited to my account under the Bristol-Myers Squibb Company Savings and Investment Program, the Bristol-Myers Squibb Company Employee Incentive Thrift Plan or the Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program as indicated on the reverse side.

                            ------------------------
The enclosed Notice of the 1998 Annual Meeting and Proxy Statement is being provided to you as a participant in the Bristol-Myers Squibb Company Savings and Investment Program, the Bristol-Myers Squibb Company Employee Incentive Thrift Plan or the Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program.

If you are also the owner of record of Bristol-Myers Squibb shares outside the Plans, a copy of the 1997 Annual Report has already been sent to you as a registered owner; otherwise a copy of the 1997 Annual Report is enclosed.

Participants in any of the Plans who had funds invested in a Bristol-Myers Squibb Company Common Stock-based investment fund on the record date for the 1998 Annual Meeting may instruct the plan Trustee how to vote the shares attributable to their account by completing the reverse side of this card and returning it by April 24, 1998. Shares of Common Stock for which no voting instructions are received by the Trustee by April 24, 1998 will be voted in the same proportion as the shares as to which it has received instructions.

Bristol-Myers Squibb Company urges you to COMPLETE, DATE, SIGN and RETURN this confidential voting instruction card TODAY.

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -





            IMPORTANT            PLEASE COMPLETE REVERSE AND RETURN

PLEASE HELP US

We attempt to eliminate all duplicate mailings to the extent permitted under applicable laws and regulations. If you receive duplicate mailings of any of the enclosed materials using different versions of your name and/or address, please send us copies of all the address imprints for all the materials you received and indicate the preferred name and/or address you want us to use for all the mailings.

We will eliminate duplicate mailings where possible. Mail copies of address imprints to Stockholder Services, Third Floor, Bristol-Myers Squibb Company, 345 Park Avenue, New York, New York 10154.

The shares represented by these Voting Instructions will be    Please mark   [X]
voted as directed below. Where no direction is given when      your vote as
the signed Voting Instructions are returned, such shares       indicated in
will be voted FOR Items 1 and 2 and ABSTAIN on Item 3.         this example


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

                       FOR  WITHHELD
                       ALL   FOR ALL                       FOR  AGAINST  ABSTAIN

1. Election of         [ ]     [ ]     2. Appointment of   [ ]    [ ]      [ ]
   Directors                              Accountants
   L.V. GERSTNER, Jr.,
   C.A. HEIMBOLD, Jr.
   and K.E. WEG

WITHHELD FOR the following nominee(s)
only (write name(s) below):

_______________________________________

               THE BOARD OF DIRECTORS IS NOT RECOMMENDING A VOTE
                       "FOR" OR "AGAINST" PROPOSAL 3.

                                       FOR  AGAINST  ABSTAIN
                  3. Annual Election   [ ]    [ ]      [ ]
                    of Directors









Signature__________________________________________________ Date________________

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                              FOLD AND DETACH HERE
        RETURN IN ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING

                                   APPENDIX 4
                                   PROXY CARD



                                     [LOGO]

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints C.A. Heimbold, Jr., E.V. Futter and J.D. Macomber and each of them, proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein, at the Annual Meeting of Stockholders of the Company to be held at the Hotel duPont, 11th and Market Streets, Wilmington, Delaware, on May 5, 1998 at 9:45 A.M., and at any adjournments thereof upon matters set forth in the Proxy Statement and, in their judgment and discretion, upon such other business as may properly come before the meeting.

                   ANNUAL MEETING OF STOCKHOLDERS MAY 5, 1998

P   WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED AS YOU INDICATE          ADDRESS CHANGE/COMMENTS
R   ON THE REVERSE SIDE OF THIS CARD, OR WHERE NO CONTRARY                   _______________________________
O   INDICATION IS MADE, WILL BE VOTED FOR PROPOSALS 1 AND 2 AND              _______________________________
X   ABSTAIN ON PROPOSAL 3. The full text of the proposals and the            _______________________________
Y   position of the Board of Directors on each appears in the Proxy          _______________________________
    Statement and should be reviewed prior to voting.                        _______________________________

        IMPORTANT      PLEASE COMPLETE AND RETURN THIS PROXY CARD TODAY
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -


                                  HOTEL DUPONT
                  11th & Market Streets, Wilmington, DE 19801
                                 (302)594-3100

DIRECTIONS BY CAR:

FROM BALTIMORE OR                        FROM NEW JERSEY                          FROM PHILADELPHIA
DOWNSTATE DELAWARE:                      (New Jersey Turnpike):                   (I-95 South):
1. Take I-95 North to Wilmington Exit 7  1. Take the New Jersey Turnpike South    1. Take I-95 South through Chester to
marked 'Route 52, Delaware Avenue'.      to Delaware Memorial Bridge.             Wilmington.
2. From right lane, take Exit 7 onto     2. After crossing the Delaware Memorial  2. Follow I-95 South to Exit 7A marked '52
Adams Street.                            Bridge, follow signs to I-95 North.      South, Delaware Avenue'.
3. At the third traffic light on Adams   3. From I-95 North, follow steps 1-5     3. Follow exit road (11th Street) to
Street, turn right onto 11th Street.     outlined in directions 'From Baltimore   intersection with Delaware Avenue marked
4. At the intersection of Delaware       or Downstate Delaware'.                  '52 South, Business District'.
Avenue, bear left, continuing on 11th                                             4. At Delaware Avenue intersection, bear
Street.                                                                           left, continuing on 11th Street.
5. Follow 11th Street through four                                                5. Follow 11th Street through four traffic
traffic lights. Hotel duPont is on the                                            lights. Hotel duPont is on the right.
right.



 DUE TO HOTEL RENOVATIONS, PLEASE USE THE MARKET STREET ENTRANCE TO THE HOTEL.

LIMITED COMPLIMENTARY PARKING for stockholders attending the 1998 Annual Meeting is available at the HOTEL CAR PARK, located on Orange Street between 11th and 12th Streets approximately one block from the hotel. SHOW YOUR ADMISSION TICKET TO THE PARKING ATTENDANT TO RECEIVE COMPLIMENTARY PARKING. Valet Parking is also available at the Hotel duPont at your own expense.

DIRECTIONS BY TRAIN:
--------------------
Amtrak train service is available into Wilmington, Delaware station. The Hotel duPont is located approximately twelve blocks from the train station.

The shares represented by this proxy will be voted as          Please mark   [X]
directed by the stockholder. Where no direction is given       your vote as
wehn the duly executed proxy is returned, such shares          indicated in
will be voted FOR Items 1 and 2 and ABSTAIN on Item 3.         this example


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

                       FOR  WITHHELD
                       ALL   FOR ALL                       FOR  AGAINST  ABSTAIN

1. Election of         [ ]     [ ]     2. Appointment of   [ ]    [ ]      [ ]
   Directors                              Accountants
   L.V. GERSTNER, Jr.,
   C.A. HEIMBOLD, Jr.
   and K.E. WEG

WITHHELD FOR the following nominee(s)
only (write name(s) below):

_______________________________________

                  THE BOARD OF DIRECTORS IS NOT RECOMMENDING A VOTE
                       "FOR" OR "AGAINST" PROPOSAL 3.

                                            FOR  AGAINST  ABSTAIN
                    3. Annual Election      [ ]    [ ]      [ ]
                       of Directors

                       I plan to attend the Annual Meeting. [ ]

                       I have noted an address change or    [ ]
                       comments on the reverse side of
                       this card.









Signature(s)_______________________________________________ Date________________

NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                              FOLD AND DETACH HERE
        RETURN IN ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING



                                ADMISSION TICKET
                                     [LOGO]

                      1998 ANNUAL MEETING OF STOCKHOLDERS

                              Tuesday, May 5, 1998
                                   9:45 A.M.
                                  Hotel duPont
                             11th & Market Streets
                              Wilmington, Delaware
   NON-TRANSFERABLE                                         NON-TRANSFERABLE


SEE REVERSE SIDE FOR DIRECTIONS TO THE HOTEL DUPONT

                                   APPENDIX 5

                        LINVATEC VOTING INSTRUCTION CARD


                                     [LOGO]

                           PROXY VOTING INSTRUCTIONS

                      LINVATEC SAVINGS AND INVESTMENT PLAN

To Trustee:

The undersigned hereby directs the Trustee to vote, in person or by proxy, at the Annual Meeting of Stockholders of Bristol-Myers Squibb Company to be held on May 5, 1998 or any adjournments thereof, all full and fractional shares of Common Stock of Bristol-Myers Squibb Company credited to my account under the Linvatec Savings and Investment Plan as indicated on the reverse side.

                             -------------------------------
The enclosed Notice of the 1998 Annual Meeting and Proxy Statement is being provided to you as a participant in the Linvatec Savings and Investment Plan.

If you are also the owner of record of Bristol-Myers Squibb shares outside the Plan, a copy of the 1997 Annual Report has already been sent to you as a registered owner; otherwise a copy of the 1997 Annual Report is enclosed.

Participants in the Plan who had funds invested in a Bristol-Myers Squibb Company Common Stock-based investment fund on the record date for the 1998 Annual Meeting may instruct the plan Trustee how to vote the shares attributable to their account by completing the reverse side of this card and returning it by April 24, 1998. Shares of Common Stock for which no voting instructions are received by the Trustee by April 24, 1998 will be voted in the same proportion as the shares as to which it has received instructions.

Bristol-Myers Squibb Company urges you to COMPLETE, DATE, SIGN and RETURN this confidential voting instruction card TODAY.

-------------------------------------------------------------------------------

            IMPORTANT            PLEASE COMPLETE REVERSE AND RETURN

PLEASE HELP US

We attempt to eliminate all duplicate mailings to the extent permitted under applicable laws and regulations. If you receive duplicate mailings of any of the enclosed materials using different versions of your name and/or address, please send us copies of all the address imprints for all the materials you received and indicate the preferred name and/or address you want us to use for all the mailings.

We will eliminate duplicate mailings where possible. Mail copies of address imprints to Stockholder Services, Third Floor, Bristol-Myers Squibb Company, 345 Park Avenue, New York, New York 10154.

The shares represented by these Voting Instructions will       Please mark   [X]
be voted as directed below. Where no direction is given        your vote as
when the signed Voting Instructions are returned, such         indicated in
shares will be voted FOR Items 1 and 2 and ABSTAIN on Item 3.  this example


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSALS 1 AND 2.

                       FOR  WITHHELD
                       ALL   FOR ALL                       FOR  AGAINST  ABSTAIN
1. Election of         [ ]     [ ]     2. Appointment of   [ ]    [ ]      [ ]
   Directors                              Accountants
   L.V. GERSTNER, Jr.,
   C.A. HEIMBOLD, Jr.
   and K.E. WEG

WITHHELD FOR the following nominee(s)
only (write name(s) below):

_______________________________________

                  THE BOARD OF DIRECTORS IS NOT RECOMMENDING A VOTE
                       "FOR" OR "AGAINST" PROPOSAL 3.

                                            FOR  AGAINST  ABSTAIN
                    3. Annual Election      [ ]    [ ]      [ ]
                       of Directors



Signature_______________________________________________ Date________________

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

                              FOLD AND DETACH HERE
        RETURN IN ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING AND DATING

                                   APPENDIX 6

                        LINVATEC NOTICE OF SAVINGS CARD



                                     [LOGO]

                      LINVATEC SAVINGS AND INVESTMENT PLAN

--------------------------------------------------------------------------------

The enclosed Notice of 1998 Annual Meeting and Proxy Statement is being provided to you as a participant in the Linvatec Savings and Investment Plan pursuant to regulations of the Securities and Exchange Commission.

These regulations are designed to provide you with current information regarding Bristol-Myers Squibb Company and Bristol-Myers Squibb Company Common Stock which represents the investment of the Bristol-Myers Squibb Company Stock-based fund in the Linvatec Savings and Investment Plan.

If you are the owner of record of Bristol-Myers Squibb shares outside the Plan, a copy of the 1997 Annual Report has already been sent to you as a registered owner; otherwise a copy of the 1997 Annual Report is enclosed.

Participants who had funds invested in the Bristol-Myers Squibb Company Stock-based fund on the record date for the 1998 Annual Meeting additionally receive the opportunity to instruct the Trustee of the Linvatec Savings and Investment Plan how to vote the Bristol-Myers Squibb Common Stock attributable to their accounts at the 1998 Annual Meeting of Stockholders.

Since you did not have any funds invested in the Bristol-Myers Squibb Company Stock-based fund in the Linvatec Savings and Investment Plan on the record date for the 1998 Annual Meeting, NO ACTION IS REQUIRED ON YOUR PART.

PLEASE HELP US

We attempt to eliminate all duplicate mailings to the extent permitted under applicable laws and regulations. If you receive duplicate mailings of any of the enclosed materials using different versions of your name and/or address, please send us copies of all the address imprints for all the materials you received and indicate the preferred name and/or address you want us to use for all the mailings.

We will eliminate duplicate mailings where possible. Mail copies of address imprints to Stockholder Services, Third Floor, Bristol-Myers Squibb Company, 345 Park Avenue, New York, New York 10154.